Freshworks Appoints Dennis Woodside as President
Former Impossible Foods, Dropbox and Google executive joins Freshworks leadership team

San Mateo – August 31, 2022 - Freshworks Inc. (NASDAQ: FRSH), a software company empowering the people who power business, today announced that Dennis Woodside is joining the Company’s executive leadership team as President, effective September 1, 2022. Reporting to Freshworks CEO and Founder Girish Mathrubootham in this newly created role, Woodside will be responsible for leading Freshworks’ global business operations and strategy.

Woodside most recently served as president of Impossible Foods where he oversaw operations, manufacturing, supply chain, sales, marketing, HR and other functions for more than three years. Previously, he was chief operating officer of Dropbox where he was responsible for all customer-facing functions and revenue generation for four years, helping the company reach $1 billion in annual revenue.

“I am excited to partner with Dennis and add his experience scaling global operations to our team. His skills will help evolve our business and allow me to focus on our company vision, culture and product innovation – areas that bring immense value to our employees and customers,” said Mathrubootham, CEO and chairman of the Freshworks board of directors. Woodside will also join the board of directors.

Woodside held various sales roles at Google over 9 years, from 2003 to 2012, including Managing Director of Emerging Markets, Vice President of Sales in the UK and President of the Americas, where he oversaw an $18 billion advertising sales business. From May 2012 to April 2014, Woodside served as CEO for Motorola Mobility LLC, reporting directly to Larry Page after the company was acquired by Google. Woodside currently serves on the board of the American Red Cross and was previously on the board of ServiceNow from 2018 to 2022.

“I am honored to join this team and work with Girish to continue building what he’s started. I’m drawn to companies taking a fresh approach to big markets. From a decade driving category creation at Google, to the high growth era at Dropbox, and the scale at Impossible Foods, I see Freshworks as a great match for my experience,” said Mr. Woodside. “Fast and easy-to-use business software is exactly what companies need today and Freshworks is making it accessible to everyone.”

Reaffirms Financial Outlook
The Company is also affirming its third quarter 2022 and fiscal full year 2022 earnings estimates that were previously released on August 2, 2022.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current beliefs and certain assumptions made by the company, all of which are subject to change. Forward-looking statements generally can be identified by the use of forward-looking terminology such as, “will,” “estimate,” “continue,” or similar expressions. Such statements involve risks and uncertainties, including those factors that are described under “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2021 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022, and other documents of Freshworks Inc. we file with the Securities and Exchange Commission from time to time (available at www.sec.gov). We caution you not to place undue reliance on forward-looking statements, which speak only as of the date hereof and are based on information available to us at the time the statements are made and/or management’s good faith belief as of that time with respect to future events. We assume no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release, except as required by law.

About Freshworks Inc.
Freshworks Inc., (NASDAQ: FRSH) makes business software people love to use. Purpose-built for IT, customer support, sales and marketing teams, our products empower the people who power business. Freshworks is fast to onboard, priced affordably, built to delight, yet powerful enough to deliver critical business outcomes. Headquartered in San Mateo, California, Freshworks operates around the world to serve more than 58,000 customers including Bridgestone, Chargebee, DeliveryHero, ITV, Klarna, Multichoice, OfficeMax, TaylorMade and Vice Media. For the freshest company news visit www.freshworks.com and follow us on Facebook, LinkedIn and Twitter.

Investor Contact:
Joon Huh
ir@freshworks.com

Media Contact:
Jayne Gonzalez
pr@freshworks.com